EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Henry Schein, Inc. (the

“Company”) for the period
ending March 27, 2021, as filed with the Securities and Exchange Commission on the date hereof (the
“Report”), I, Stanley M. Bergman, the Chairman and Chief Executive

Officer of the Company,

and I, Steven
Paladino, Executive Vice President

and Chief Financial Officer of the Company,

do hereby certify pursuant
to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley

Act of 2002, to the best
of my knowledge and belief that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange

Act
of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects,

the financial condition and
results of operations of the Company.

/s/ Stanley M. Bergman
Dated: May 4, 2021

Stanley M. Bergman
Chairman and Chief Executive Officer

Dated: May 4, 2021 /s/ Steven Paladino

Steven Paladino
Executive Vice President

and
Chief Financial Officer

This certification accompanies each Report pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002 and
shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company
for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley

Act of 2002 has
been provided to the Company and will be retained by the Company and furnished to the Securities and
Exchange Commission or its staff upon request.